SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2006

Public Service Company of Colorado

(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

001-3280	84-0296600
(Commission File Number)	(IRS Employer Identification No.)

1225 17th St., Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-571-7511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 1, 2006, Public Service Company of Colorado filed with the Colorado Public Utilities Commission (“Commission”), a request to increase natural gas rates by $41.5 million, representing an overall increase of 2.96%, related to Colorado capital investments and rising operating costs.  The case includes a requested common equity ratio of 60.17 % and a return on equity of 11%.  The jurisdictional rate base is approximately $1.1 billion.   It is anticipated that the Commission would act on the request such that the rates ultimately approved could become effective in the third quarter of 2007.

See additional information in the news release filed as exhibit 99.01.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.01	Xcel Energy News Release dated December 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Public Service Company of Colorado (a Colorado Corporation)
/s/ BENJAMIN G.S. FOWKE III
Benjamin G.S. Fowke III
Vice President and Chief Financial Officer

December 4, 2006